UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2019

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVTI	The NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2019, the stockholders of Covenant Transportation Group, Inc., a Nevada corporation (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved the First Amendment (the “First Amendment”) to the Company’s Third Amended and Restated 2006 Omnibus Incentive Plan (the “Incentive Plan”). The First Amendment (i) increases the number of shares of Class A common stock available for issuance under the Incentive Plan by an additional 750,000 shares, (ii) implements additional changes designed to comply with certain shareholder advisory group guidelines and best practices, (iii) makes technical updates related to Section 162(m) of the Internal Revenue Code in light of the 2017 Tax Cuts and Jobs Act, and (iv) makes such other miscellaneous, administrative and conforming changes as were necessary. The terms of the First Amendment are described in the Company’s proxy statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission on April 8, 2019 (the “Proxy Statement”) in the section thereof titled “Proposal 5—Approval of the First Amendment to the Incentive Plan.” The text of the First Amendment is set forth as Appendix A to the Proxy Statement.

Item 5.05	Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 8, 2019, as part of a regular review of the corporate governance policies of the Company, the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Committee”), approved an amended Code of Conduct and Ethics (the “Code of Ethics”). The Code of Ethics was amended to (i) clarify that not all employees are subject Company’s Insider Trading Policy, (ii) require those subject to the Code of Ethics to ensure they are authorized to enter into contracts or other agreements before doing so, (iii) require compliance with the Company’s policy regarding use of the Company’s information systems and resources, (iv) clarify reporting requirements under the Code of Ethics, and (v) make other technical, administrative, and non-substantive amendments. The Code of Ethics applies to all directors, officers, and employees of the Company and its subsidiaries, establishing basic standards of business practice, as well as professional and personal conduct that are expected of all covered persons. A copy of the Code of Ethics is available on the Company’s website at www.covenanttransport.com, under the “Governance” tab of the “Investors” menu. The foregoing summary of the amended and restated Code of Ethics is subject to and qualified in its entirety by reference to the full text of the Code of Ethics. The contents of the Company's website are not incorporated by reference in this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on Wednesday May 8, 2019. Five proposals were voted on at the Annual Meeting. The proposals are described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:
Nominee	For	Withheld	Broker Non-Votes
William T. Alt	14,233,944	4,575,890	1,193,316
Robert E. Bosworth	18,105,491	704,343	1,193,316
Bradley A. Moline	17,191,128	1,618,706	1,193,316
David R. Parker	18,399,720	410,114	1,193,316
Herbert J. Schmidt	18,261,015	548,819	1,193,316
W. Miller Welborn	18,502,874	306,960	1,193,316

2.	The compensation of the Company’s named executive officers was approved, on an advisory and non-binding basis, as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
18,081,244	717,742	10,848	1,193,316

3.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, was ratified as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
19,811,170	171,198	20,782	--

4.
The amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of Class A common stock was approved by (i) the affirmative vote of a majority of the voting power of the Class A stockholders and the Class B stockholders voting together as a single class and (ii) the affirmative vote of a majority of the voting power of the Class A stockholders voting as a separate class, as follows:

Class A and Class B Stockholders Voting as a Single Class
Votes For	Votes Against	Abstentions	Broker Non-Votes
19,334,322	650,556	18,272	--

Class A Stockholders Voting as a Separate Class
Votes For	Votes Against	Abstentions	Broker Non-Votes
14,634,322	650,556	18,272	--

5.	The First Amendment was approved, as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
18,437,978	355,562	16,294	1,193,316

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: May 14, 2019	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Executive Vice President and Chief Financial Officer